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                                                                     Exhibit 5.1







                                                     March 13, 2002



Technitrol, Inc.
1210 Northbrook Drive
Suite 385
Trevose, PA  19053

         Re:      REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

                  We have acted as counsel to and for Technitrol, Inc., a Pennsylvania corporation (the "Company"), in the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-3 (File No. 333-81286), as amended (the "Registration Statement"), for the purposes of registering under the Securities Act of 1933, as amended (the "Act"), up to 5,290,000 shares ("Shares") of the Company's common stock, par value $.125 per share (the "Common Stock").

                  In our capacity as counsel, we have been requested to render the opinion set forth in this letter and in connection therewith, we have reviewed: (i) Amended and Restated Articles of Incorporation of the Company, as amended, certified by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania on March 11, 2002, (ii) Bylaws of the Company, as amended, certified by the Secretary of the Company on March 13, 2002, (iii) resolutions of the Board of Directors of the Company from a meeting held on January 11, 2002, as certified by the Secretary of the Company on March 13, 2002, (iv) the Registration Statement, and (v) such other documents, instruments and records as we deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

                  In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization, execution and delivery of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

                  No opinion is expressed herein in any respect as to (i) federal and state securities laws and regulations, (ii) pension and employee benefit laws and regulations, including without
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limitation, the Employee Retirement Income Security Act of 1974, as amended and
(iii) federal and state tax laws and regulations.

                  The opinion expressed herein is limited and qualified in all respects by the effects of general principles of equity, whether applied by a court of law or equity, and the effects of bankruptcy, insolvency, reorganization, moratorium, arrangement, fraudulent conveyance or fraudulent transfer, receivership and other laws now or hereafter in force affecting the rights and remedies of creditors generally (not just creditors of specific types of debtors) and other laws now or hereafter in force affecting generally only creditors of specific types of debtors.

                  The law covered by the opinion expressed herein is limited to
(a) the Federal statutes, judicial decisions and rules and regulations of the governmental agencies of the United States and (b) the statutes, judicial and administrative decisions and rules and regulations of the governmental agencies of the Commonwealth of Pennsylvania.

                  This opinion letter is given only with respect to laws and regulations presently in effect. We assume no obligation to advise you of any changes in law or regulation which may hereafter occur, whether the same are retroactively or prospectively applied, or to update or supplement this letter in any fashion to reflect any facts or circumstances which hereafter come to our attention.

                  Based upon, and subject to, the foregoing, we are of the opinion that when the Shares to be sold by the Company have been issued and delivered against payment therefor as described in the Registration Statement, the Shares will be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Registration Statement and we further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement.

                                       Very truly yours,

                                       STRADLEY, RONON, STEVENS & YOUNG, LLP



                                       By: /s/ John F. Dougherty, Jr.
                                           -------------------------------------
                                               John F. Dougherty, Jr., a Partner